DIGITAL ECOSYSTEMS CORP. SIGNS LETTER OF INTENT TO ACQUIRE
INTEREST IN GSL ENERGY CORP.

BELLINGHAM, WA, November 23, 2005/MARKETWIRE/ -- Digital Ecosystems Corp. (“Digital”) (OTC BB: DGEO) is pleased to announce that it has entered into a Letter of Intent (the “LOI”) dated November 18, 2005 with GSL Energy Corporation (“GSL”), a Maryland corporation, for the purpose of acquiring all of the issued and outstanding shares of GSL. Pursuant to the terms of the LOI, subject to the entry into a definitive agreement between the parties, each share of GSL’s issued and outstanding common stock will be converted into one share of Digital’s common stock (the “Exchange”). Closing of the Exchange is subject to a number of conditions, including the following:

(i)	that Digital’s liabilities will be equal to or less than $150,000 on the closing date;

(ii)	that Digital will have no operating business on the closing date;

(iii)	that Digital will assume all outstanding options to purchase GSL common stock and adopt a plan identical to GSL’s 2005 Stock Option Plan;

(iv)	satisfactory completion of due diligence by both parties and the entry into a definitive agreement between the parties.

The LOI, unless extended by mutual agreement, terminates on December 31, 2005. GSL presently has 100,000,000 shares of its common stock issued and outstanding, and has options, convertible debentures and convertible notes outstanding to acquire up to an additional 56,500,000 shares of the common stock of GSL. On a fully diluted basis, the current holders of GSL’s securities will own approximately 85% of the shares of common stock of Digital upon completion of the Exchange. To the extent that GSL issues additional securities for funding or acquisitions, this percentage would increase. Upon completion of the Exchange, Digital will own and operate the assets of GSL and change its business to that of GSL. Digital and GSL management are currently performing mutual due diligence and continue negotiations in preparation for a definitive agreement to consummate the transaction contemplated in the LOI.

According to Digital’s CEO, G. Leigh Lyons, “This Letter of Intent signals a clear change of direction for Digital; it is an intent to transition Digital away from the online water business and into the oil and gas exploration and production business, which due to record high pricing has potential for increased profit and shareholder value. If the parties reach a definitive agreement, Digital will have successfully transformed into an oil and gas company with a corporate strategy in line with the assets being acquired, a strategy to identify and profitably develop unconventional oil and gas projects, such as coalbed methane, basin center gas accumulations, and heavy oil recovery, which are made attractive by the recent upsurge in prices for these commodities.”

About GSL Energy Corporation

GSL is a private oil & natural gas exploration company that has entered into three farm-out agreements under which it will receive an assignment of a 50% undivided interest in certain oil and gas leases, subject to overriding royalty interests of approximately 3%, in Utah and Colorado, and which require GSL to pay the first $50 million in costs under each agreement. GSL has also entered into an agreement with MAB Resources LLC (“MAB Resources”) under which MAB agrees to assign to GSL an undivided 50% interest in four exploration permits covering lands in Australia.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Digital’s business strategy. The words or phrases "would be", "will allow", "intends to", "may result", "are expected to", "will continue", "anticipates", "expects", "estimate", "project", "indicate", "could", "potentially", "should", "believe", "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Digital’s actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to our ability to consummate the acquisition of GSL, general economic conditions and other factors that are detailed in Digital’s Quarterly and Annual Reports and other documents Digital files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Digital cautions readers not to place undue reliance on such statements. Digital does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Digital’s expectations and estimates.

ON BEHALF OF THE BOARD

Digital Ecosystems Corp

/s/ Gregory L. Lyons
Gregory L. Lyons, President

Investor Relations Contact: Brad Long 1-866-795-3436